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                                                                     EXHIBIT 11



                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS



<Captions>

                                          Three months ended     Six months ended
                                            June 30, 1997         June 30, 1997
                                            --------------         -------------

    1.  Net income                            $12,397,383           $24,231,417
    2.  Weighted average common
            shares outstanding                 33,615,380            33,823,553
                                              -----------           -----------
    3.  Earnings per
            common share                      $      0.37           $      0.72
                                              ===========           ===========
    4.  Weighted average common
            shares outstanding                 33,615,380            33,823,553
    5.  Common stock equivalents
            due to dilutive
            effect of stock options             1,068,654             1,075,331
                                              -----------           -----------
    6.  Total weighted average
            common shares and
            equivalents outstanding            34,684,034            34,898,884
                                              ===========           ===========
    7.  Primary earnings per share            $      0.36           $      0.69
                                              ===========           ===========
    8.  Total weighted average
            common shares and
            equivalents outstanding
            (Line 6)                           34,684,034            34,898,884
    9.  Additional dilutive shares
            using end of period market
            value versus average market
            value for the computation of
            stock options under the
            treasury stock method                  98,022               169,555
                                              -----------           -----------
   10.  Total shares for fully
            diluted earnings per share         34,782,056            35,068,439
                                              ===========           ===========
   11.  Fully diluted earnings
            per share                         $      0.36           $      0.69
                                              ===========           ===========


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